EXHIBIT 31.4

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Melvin L. Williams, hereby certify that:

1.  I have reviewed this annual report on Form 10-K/A of Searchlight Minerals Corp.; and

2.  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

SEARCHLIGHT MINERALS CORP.

Date: April 30, 2010	By:	/s/ MELVIN L. WILLIAMS
Melvin L. Williams
Chief Financial Officer